Exhibit 99.3

Entropic Communications, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2007 combines the historical consolidated statement of operations of Entropic Communications, Inc. (“Entropic”) and the historical statement of operations of Vativ Technologies, Inc. (“Vativ”) giving effect to Entropic’s acquisition of Vativ as if the acquisition had occurred on January 1, 2007.

The following unaudited pro forma condensed consolidated combined statement of operations for the three months ended March 31, 2008 combines the historical unaudited consolidated statement of operations of Entropic and the historical unaudited statement of operations of Vativ giving effect to Entropic’s acquisition of Vativ as if the acquisition had occurred on January 1, 2007.

The following unaudited pro forma condensed consolidated combined balance sheet as of March 31, 2008 combines the historical unaudited condensed balance sheets of both Entropic and Vativ giving effect to the acquisition of Vativ as if it had occurred on March 31, 2008.

On April 3, 2008, Entropic completed the acquisition of Vativ, a fabless semiconductor company based in San Diego, California focused on providing innovative high-bandwidth, advanced digital signal processing solutions for digital television and 10 gigabit ethernet markets. The acquisition has been treated as a purchase business combination for accounting purposes, and as such, the Vativ assets acquired and liabilities assumed have been recorded at their respective fair values. The purchase price for the acquisition, including transaction costs, has been allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired was allocated to goodwill.

The allocation of purchase price for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price for the Vativ transaction was allocated to tangible and intangible assets acquired and liabilities assumed based on their estimated fair values at the respective acquisition dates. The Company determined the estimated fair values of in-process research and development, identifiable intangible assets and certain tangible assets for the acquisition based on information available at the time of the acquisition. Such valuations require significant estimates and assumptions, including but not limited to: determining the timing and estimated costs to complete the in-process projects, estimating future cash flows, and developing appropriate discount rates. The Company believes the fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase price allocation for the acquisition are preliminary and may change if additional information becomes available. Significant items which have been recorded on a preliminary basis include assumed liabilities from Vativ, the allocation of identifiable purchased intangible assets, and transaction costs incurred in connection with the acquisition.

Certain reclassifications have been made to conform Vativ’s historical amounts to Entropic’s presentation.

The unaudited pro forma condensed consolidated combined financial statements are provided for informational purposes only. The unaudited pro forma condensed consolidated combined statements of operations are not necessarily and should not be assumed to be an indication of the results that would have been achieved had the transactions been completed as of the dates indicated or that may be achieved in the future. Furthermore, no effect has been given in the unaudited pro forma condensed consolidated combined statement of earnings for synergistic benefits that may be realized through the combination of the companies or the costs that may be incurred in integrating their operations. The unaudited pro forma condensed consolidated combined financial statements should be read in conjunction with historical financial statements and the notes thereto that Entropic has filed with the Securities and Exchange Commission.

Entropic Communications, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2007

(in thousands, except per share data)

	Entropic	Vativ	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenues	$122,545	$375	$—		$122,920
Cost of net revenues	76,196	100	1,400	(1)	77,696

Gross profit	46,349	275	(1,400)		45,224
Operating expenses:
Research and development	35,235	5,783	1,136	(2)	42,154
Sales and marketing	10,348	707	15	(3)	11,070
General and administrative	8,729	1,174	—		9,903
Write-off of in-process research and development	21,400	—	—		21,400
Amortization of purchased intangibles	2,634	—	670	(4)	3,304

Total operating expenses	78,346	7,664	1,821		87,831

Loss from operations	(31,997)	(7,389)	(3,221)		(42,607)
Other income (expense):
Interest income (expense), net	(142)	309	(516)	(5)	(349)
Gain on fair value of preferred stock warrant liabilities	173	39	(39)	(6)	173

Total other income (expense), net	31	348	(555)		(176)

Net loss	(31,966)	(7,041)	(3,776)		(42,783)
Accretion of redeemable convertible preferred stock	(118)	—	—		(118)

Net loss attributable to common stockholders	$(32,084)	$(7,041)	$(3,776)		$(42,901)

Net loss per share attributable to common stockholders—basic and diluted	$(2.47)				$(3.30)

Weighted average number of shares used to compute net loss per share attributable to common stockholders	13,011				13,011

See notes to unaudited pro forma condensed consolidated combined financial statements.

Entropic Communications, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

Three Months Ended March 31, 2008

(in thousands, except per share data)

	Entropic	Vativ	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenues	$41,988	$174	$—		$42,162
Cost of net revenues	22,837	46	350	(7)	23,233

Gross profit	19,151	128	(350)		18,929
Operating expenses:
Research and development	13,313	1,175	55	(8)	14,543
Sales and marketing	4,144	212	2	(9)	4,358
General and administrative	3,523	484	—		4,007
Amortization of purchased intangibles	596	—	—		596
Restructuring charge	1,079	—	—		1,079

Total operating expenses	22,655	1,871	57		24,583

Loss from operations	(3,504)	(1,743)	(407)		(5,654)
Other income (expense), net	(198)	35	(81)	(10)	(244)

Loss before income taxes	(3,702)	(1,708)	(488)		(5,898)
Provision for income taxes	154	—	—		154

Net loss	$(3,856)	$(1,708)	$(488)		$(6,052)
Net loss per share—basic and diluted	$(0.06)				$(0.09)

Weighted average number of shares used to compute net loss per share	66,662				66,662

See notes to unaudited pro forma condensed consolidated combined financial statements.

Entropic Communications, Inc.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEET

As of March 31, 2008

(in thousands)

	Entropic	Vativ	Pro Forma Adjustments	Notes		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$16,545	$983	$(7,084)	(a	),(b)	$10,444
Short-term investments	18,586	1,000	(1,000)	(c	)	18,586
Accounts receivable, net	37,852	42	(40)	(d	)	37,854
Inventory	14,242	14	—			14,256
Prepaid expenses, deferred income taxes and other current assets	2,004	81	(81)	(e	)	2,004

Total current assets	89,229	2,120	(8,205)			83,144
Property and equipment, net	12,027	275	(166)	(f	)	12,136
Intangible assets, net	32,309	—	3,470	(g	)	35,779
Goodwill	86,256	—	1,524	(h	)	87,780
Other long-term assets	389	20	(20)	(i	)	389

Total assets	$220,210	$2,415	$(3,397)			$219,228

LIABILITIES AND REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	19,053	379	(197)	(j	)	19,235
Accrued payroll and benefits	4,314	149	(13)	(k	)	4,450
Deferred revenues	303	—	—			303
Current portion of line of credit and loans payable	—	500	(500)	(l	)	—
Current portion of software licenses and capital lease obligations	268	—	—			268

Total current liabilities	23,938	1,028	(710)			24,256
Stock repurchase liability	1,591	—	—			1,591
Other long-term liabilities	3,061	—	—			3,061
Redeemable convertible preferred stock	—	37,371	(37,371)	(m	)	—
Stockholders’ equity (deficit):
Common stock	69	2	(2)	(n	)	69
Additional paid—in capital	287,703	110	(110)	(n	)	287,703
Accumulated deficit	(96,152)	(36,096)	34,796	(n	),(o)	(97,452)

Total stockholders’ equity (deficit)	191,620	(35,984)	34,684			190,320

Total liabilities, preferred stock and stockholders’ equity	$220,210	$2,415	$(3,397)			$219,228

Entropic Communications, Inc.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED

FINANCIAL STATEMENTS

Note 1 — Basis of Pro Forma Presentation

On April 3, 2008, pursuant to the Asset Purchase Agreement (“Purchase Agreement”), by and among Entropic Communications, Inc. (“Entropic”) and Vativ Technologies, Inc. (“Vativ”), Entropic acquired substantially all of the assets of Vativ, including Vativ’s intellectual property rights, existing product lines, inventory and equipment. Entropic paid approximately $5.9 million in cash at closing, $850,000 of which was contributed to and remains subject to an escrow fund which will be available to satisfy potential indemnity claims.

The acquired assets do not include Vativ’s cash, cash equivalents, investments or a portion of Vativ’s accounts receivable. Entropic assumed certain liabilities of Vativ equal to approximately $318,000, including current accounts payable and accrued vacation liabilities for the former employees of Vativ hired by Entropic. In addition, Entropic is committed to pay $650,000 of cash employee retention bonuses to employees hired by Entropic in the acquisition earned over the first 90 days of employment.

The allocation of the purchase price for acquisitions requires extensive use of accounting estimates and judgments to allocate the purchase price to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values. The purchase price for the Vativ acquisition was allocated to tangible and intangible assets acquired and liabilities assumed based on their preliminary estimated fair values at the acquisition date. The Company determined the estimated fair values of in-process research and development, identifiable intangible assets and certain tangible assets of the acquisition based on information available at the time of the acquisition. Such valuations require significant estimates and assumptions including but not limited to: determining the timing and estimated costs to complete the in-process projects, estimating future cash flows, and developing appropriate discount rates. The Company believes the fair values assigned to the assets acquired and liabilities assumed, respectively, are based on reasonable assumptions. The fair value estimates for the purchase price allocation are preliminary and may change if additional information becomes available. Significant items which have been recorded on a preliminary basis include assumed liabilities from Vativ, the allocation of identifiable purchased intangible assets, and transaction costs incurred in connection with the acquisition.

The Vativ acquisition has been accounted for by the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, and as such, the assets acquired and liabilities assumed have been recorded at fair value. The purchase price for the acquisition, including transaction costs, has been allocated to the assets acquired and liabilities assumed based on estimated fair values at the date of acquisition. The excess of the purchase price over the fair value of net assets acquired was allocated to goodwill.

The following table summarizes the components of the purchase price (in thousands):

Cash	$5,906
Direct acquisition costs	195

Total	$6,101

The acquisition was funded from Entropic’s cash and cash equivalents balances.

The following table summarizes the estimated fair values of assets acquired and liabilities assumed in the acquisition (in thousands):

Current assets	$16
Identifiable intangible assets	3,470
Property and equipment	109
In-process research and development	1,300
Accounts payable and accrued liabilities	(318)
Goodwill	1,524

$6,101

Note 2 — Pro Forma Adjustments

The preceding unaudited pro forma condensed consolidated combined financial statements have been prepared as if the acquisition was completed on March 31, 2008 for balance sheet purposes and January 1, 2007 and January 1, 2007 for the statement of operation purposes for the year ended December 31, 2007 and three months ended March 31, 2008, respectively, and reflect the following pro forma adjustments:

Pro Forma Statement of Operations adjustments for the year ended December 31, 2007

(1)	Adjust cost of net revenues for amortization of developed technology from January 1, 2007 over the estimated useful lives (in thousands, except years):

Purchased Assets:	Purchase Price Allocation	Estimated Useful Life (in years)	Amortization for the Year Ended December 31, 2007
Developed technology	$2,800	2	$1,400

(2)	Reflects $650,000 of cash retention bonuses provided to employees hired by Entropic in the acquisition earned over the first 90 days of employment and $486,000 of incremental stock-based compensation expense resulting from stock option and restricted stock grants made to employees hired in the acquisition.

(3)	Reflects $15,000 of stock-based compensation expense resulting from stock option and restricted stock grants made to employees hired in the acquisition.

(4)	To record amortization of purchased intangible assets from January 1, 2007 over the estimated useful lives (in thousands, except for years):

Purchased Intangible Assets:	Purchase Price Allocation	Estimated Useful Life (in years)	Amortization for the Year Ended December 31, 2007
Backlog	$320	0.75	$320
Customer relationships	350	1	350

Total amortization to cost of net revenues	$670		$670

(5)	To eliminate $333,000 of interest income earned on Vativ cash and investments which were not acquired in the business combination and to reflect an estimated $183,000 of interest income foregone on the cash paid for the acquisition.

(6)	To eliminate $39,000 of gain on fair value of preferred stock warrant liabilities related to Vativ preferred stock warrants which were not acquired in the business combination.

Pro Forma Statement of Operations adjustments for the three months ended March 31, 2008

(7)	Adjust cost of net revenues for amortization of developed technology from January 1, 2007 over their estimated useful lives (in thousands, except years):

Purchased Intangible Assets:	Purchase Price Allocation	Estimated Useful Life (in years)	Amortization for the Three Months Ended March 31, 2008
Developed technology	$2,800	2	$350

(8)	Reflects $55,000 of stock-based compensation expense resulting from stock option and restricted stock grants made to employees hired in the acquisition.

(9)	Reflects $2,000 of stock-based compensation expense resulting from stock option and restricted stock grants made to employees hired in the acquisition.

(10)	To eliminate $35,000 of other income earned on Vativ cash and investments and gain on fair value of preferred stock warrant liabilities related to Vativ preferred stock warrants which were not acquired in the business combination and to reflect an estimated interest income foregone on the cash paid for the acquisition of $46,000.

Pro Forma Balance Sheet adjustments as of March 31, 2008

(a)	To eliminate $983,000 of Vativ cash and cash equivalents not acquired in the business combination.

(b)	To reflect the cash consideration paid by Entropic of $6,101,000, including $195,000 of transaction costs.

(c)	To eliminate $1,000,000 of Vativ short-term investments which was not acquired in the business combination.

(d)	To eliminate the $40,000 of Vativ accounts receivable not acquired in the business combination.

(e)	To eliminate the $81,000 of Vativ prepaid expenses not acquired in the business combination.

(f)	To adjust the historical carrying value of Vativ property and equipment to estimated fair value.

(g)	Reflects the adjustment to record the estimated fair value of purchased intangible assets (in thousands):

Purchased Intangible Assets:	Purchase Price Allocation
Backlog	$320
Customer relationships	350
Developed technology	2,800

Total purchased intangible assets	$3,470

(h)	Reflects the estimated value of the purchase price allocated to goodwill.

(i)	To eliminate the $20,000 of Vativ deposits not acquired in the business combination.

(j)	To eliminate the $197,000 of Vativ accounts payable and accrued liabilities not assumed in the business combination.

(k)	To eliminate the $13,000 of Vativ accrued payroll and benefits not assumed in the business combination.

(l)	To eliminate the $500,000 of Vativ debt not assumed in the business combination.

(m)	To eliminate Vativ redeemable convertible preferred stock that was not included in the business combination.

(n)	To eliminate the Vativ historical equity accounts.

(o)	To reflect the charge of $1,300,000 for in-process research and development related the business combination.